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CLAYTON HOMES, INC.

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      Set forth below is the text of the press release issued by Clayton Homes, Inc. on June 27, 2003.

NEWS RELEASE

FOR IMMEDIATE RELEASE

June 27, 2003	Contact:	Investor Relations
	Phone:	865-380-3206
	Fax:	865-380-3784

Clayton Homes, Inc. Comments on Delaware Court Decision
Announces 4th Quarter Earnings Decline

KNOXVILLE, Tenn. – Clayton Homes, Inc. (NYSE:CMH) announced that the Delaware Chancery Court entered an order rejecting the request by Orbis Investment Management Limited that the Company hold an annual meeting of stockholders in advance of the July 16 special meeting of the Company’s stockholders to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 1, 2003, among the Company, Berkshire Hathaway Inc. and a subsidiary of Berkshire Hathaway. The Company issued the following statement in response to today’s decision by the Delaware Chancery Court:

“We are pleased with the Court’s decision. We will proceed with the July 16 special meeting of the Company’s stockholders to vote on the proposed merger. In the event that the merger is not completed, we will, consistent with the Court’s order, hold an annual meeting of stockholders as soon as reasonably practicable after the July 16 special meeting.”

The Company also today announced that its fourth quarter earnings per share will likely be 5 to 7 cents below last year’s 25 cents per share for the same period. A combination of industry shipments decreasing 26% year to date, the continuing unfavorable interest rate differential between site built housing rates and manufactured housing rates, the double digit declines reported in manufacturing and retail business quarter to date, and a challenging asset backed securitization market that led to no securitizations during the fourth quarter have contributed to the decline.

Clayton Homes, Inc. is a vertically integrated manufactured housing company with 20 manufacturing plants, 296 Company owned stores, 611 independent retailers, 86 manufactured housing communities, and financial services operations that provide mortgage services for 168,000 customers and insurance protection for 100,000 families.

This press release contains forward-looking statements with respect to management’s beliefs about the financial condition, results of operations and business of Clayton Homes in the future. These statements involve risks and uncertainties. The actual outcome could differ materially from that contemplated by such statements. Factors that could cause or contribute to such differences could include, but are not limited to: market conditions in the manufactured housing market, the degree of continued market acceptance of Clayton Homes’s products, competition, failure of the requisite stockholders to approve the merger, litigation related to the merger, and merger-related costs and expenses. The non-merger related factors mentioned above, as well as other factors that could affect Clayton Homes’s business, are discussed in Clayton Homes’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, on file with the Securities and Exchange Commission. Clayton Homes does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.